EXHIBIT 21

                         AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

COMPANY NAME                                            COUNTRY          STATE     OWNERSHIP %
---------------------------------------------------     -----------     -------    -----------
AMCOL Europe Limited                                    England                        100
AMCOL Health & Beauty Solutions, Inc.                   USA               DE           100
AMCOL Holdings B.V.                                     Netherlands                    100
AMCOL (Holdings) Ltd.                                   England                        100
AMCOL Holdings Canada Ltd.                              Canada          Ontario        100
AMCOL Specialties Holdings, Inc.                        USA               DE           100
American Colloid Company                                USA               DE           100
Ameri-Co Carriers, Inc.                                 USA               NE           100
Ameri-Co Logistics, Inc.                                USA               NE           100
Ashapura Minechem Ltd.                                  India                           20
Ashapura Volclay Limited                                India                           50
Baker Sillavan Limited                                  England                         50
CETCO (Europe) Limited                                  England                        100
CETCO Australia Pty. Ltd.                               Australia                      100
CETCO Holdings B.V.                                     Netherlands                    100
CETCO Korea Ltd.                                        Korea                          100
Comercializadora y Exportadora Cetco Latino America
 Limitada                                               Chile                          100
CETCO Oilfield Services Company                         USA               DE           100
CETCO-POLAND Sp. z o. o                                 Poland                         100
CETCO Technologies (Suzhou) Co. Ltd.                    China                          100
Colin Stewart Minchem Limited                           England                        100
Colloid Environmental Technologies Company              USA               DE           100
Egypt Bentonite & Derivatives Company                   Egypt                           25
Egypt Mining & Drilling Chemicals Company               Egypt                           25
Egypt Nano Bentonite Co. (S.A.E.)                       Egypt                           29
Lafayette Well Testing, Inc.                            USA               LA           100
Linteco GmbH                                            Austria                        100
Linteco Iberia S.L.                                     Spain                          100
Montana Minerals Development Company                    USA               MT           100
Nanocor, Inc.                                           USA               DE           100
Nanocor, Ltd.                                           England                        100
Silgel Packaging Limited                                England                        100
Volclay de Mexico, S.A. de C.V.                         Mexico                          49
Volclay DongMing Industrial Minerals Co., Ltd.          China                           96
Amcol Holdings B.V.                                     Netherlands                    100
Volclay International Corporation                       USA               DE           100
Volclay Japan Co. Ltd.                                  Japan                           50
Volclay Korea Ltd.                                      Korea                          100
Volclay MinChem Co. Ltd.                                China                          100
Volclay Pty. Ltd.                                       Australia                      100
Volclay Siam Ltd.                                       Thailand                       100